Exhibit (m)(7)

SCHEDULE A

12B-1 PLAN OF DISTRIBUTION

May 1, 2012

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Classes shares. Transamerica WMC Diversified Growth II VP currently only offers Initial Class shares. Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Madison Large Cap Growth VP, Transamerica Madison Moderate Growth Allocation VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica AEGON Active Asset Allocation - Conservative VP

Transamerica AEGON Active Asset Allocation - Moderate Growth VP

Transamerica AEGON Active Asset Allocation - Moderate VP

Transamerica AEGON High Yield Bond VP

Transamerica AEGON Money Market VP

Transamerica AEGON U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica Asset Allocation – Conservative VP

Transamerica Asset Allocation – Growth VP

Transamerica Asset Allocation – Moderate VP

Transamerica Asset Allocation - Moderate Growth VP

Transamerica BlackRock Global Allocation VP

Transamerica BlackRock Large Cap Value VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Clarion Global Real Estate Securities VP

Transamerica Efficient Markets VP

Transamerica Hanlon Balanced VP

Transamerica Hanlon Growth and Income VP

Transamerica Hanlon Growth VP

Transamerica Hanlon Income VP

Transamerica Index 35 VP

Transamerica Index 50 VP

Transamerica Index 75 VP

Transamerica Index 100 VP

Transamerica International Moderate Growth VP

Transamerica Janus Balanced VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Madison Balanced Allocation VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP

Transamerica Legg Mason Dynamic Allocation – Growth VP

Transamerica Madison Conservative Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Madison Large Cap Growth VP

Transamerica Madison Moderate Growth Allocation VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Active International Allocation VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Growth Opportunities VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica Multi Managed Balanced VP

Transamerica Multi Managed Large Cap Core VP

Transamerica PIMCO Real Return TIPS VP

Transamerica PIMCO Total Return VP

Transamerica ProFund UltraBear VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica Third Avenue Value VP

Transamerica WMC Diversified Growth VP

Transamerica WMC Diversified Growth II VP

Transamerica WMC Diversified Equity VP

SERVICE AND DISTRIBUTION FEES

Initial Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.15% as compensation for Servicing Party’s services as Distributor of Initial Class shares of the Trust.

Service Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.25% as compensation for Servicing Party’s services as Distributor of Service Class shares of the Trust.